Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing of a Statement on
Schedule 13D (including any and all amendments thereto) with respect to the shares of Common Stock, $0.01 par value, of Proxim Wireless Solutions, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In addition, each party to this Agreementexpressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.

Dated:  April 7, 2010

Lyford Investments Enterprises Ltd.
By: Vicali Services (BVI) Inc.
Its Director
By:
Name: Susan V. Demers
Title: Director


Q MANAGEMENT SERVICES (PTC) LTD.                Q MANAGEMENT SERVICES (PTC) LTD.
AS TRUSTEE OF THE PQ II TRUST                   AS TRUSTEE OF THE PQ II TRUST

By:                                             By:
Name: Susan V. Demers                           Name: Susan V. Demers
Title: Director                                 Title: Director


Q MANAGEMENT SERVICES (PTC) LTD.

By:
Name: Susan V. Demers
Title: Director


Phyllis Quasha